WATER OAK COUNTRY CLUB - FLORIDA

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

SECOND QUARTER 2019

OCEAN BREEZE RESORT - FLORIDA

RIVER PLANTATION RV RESORT - TENNESSEE

FRIENDLY VILLAGE OF SIMI - CALIFORNIA

NEWS RELEASE
July 24, 2019

Sun Communities, Inc. Reports 2019 Second Quarter Results

Southfield, Michigan, July 24, 2019 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its second quarter results for 2019.

Financial Results for the Quarter and Six Months Ended June 30, 2019

For the quarter ended June 30, 2019, total revenues increased $41.0 million, or 15.1 percent, to $312.4 million compared to $271.4 million for the same period in 2018. Net income attributable to common stockholders was $40.4 million, or $0.46 per diluted common share, for the quarter ended June 30, 2019, as compared to net income attributable to common stockholders of $20.4 million, or $0.25 per diluted common share, for the same period in 2018.

For the six months ended June 30, 2019, total revenues increased $70.4 million or 13.3 percent, to $599.8 million compared to $529.4 million for the same period in 2018. Net income attributable to common stockholders was $74.7 million, or $0.86 per diluted common share, for the six months ended June 30, 2019, as compared to net income attributable to common stockholders of $50.4 million, or $0.63 per diluted common share, for the same period in 2018.

Non-GAAP Financial Measures and Portfolio Performance

•	Core Funds from Operations (“Core FFO”)(1) for the quarter ended June 30, 2019, was $1.18 per diluted share and OP unit (“Share”) as compared to $1.07 in the prior year, an increase of 10.3 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 7.2 percent for the quarter ended June 30, 2019, as compared to the same period in 2018.

•	Revenue Producing Sites increased to 668 sites for the quarter ended June 30, 2019 bringing total portfolio occupancy to 96.6 percent.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “During the second quarter, robust demand across our Manufactured Housing communities and RV resorts, combined with a best in class operating platform allowed us to deliver another quarter of strong performance.  With better than expected same community NOI growth of 7.2 percent as well as Core FFO per share growth of 10.3 percent, we are pleased to announce guidance increases for full year 2019 in these two metrics. Our balance sheet is well-positioned and we have the necessary liquidity to continue to fund Sun’s growth. We continue to execute on our core growth initiatives and remain optimistic about our outlook in both the near and long term.”

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OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.6 percent at June 30, 2019, compared to 96.1 percent at June 30, 2018. During the quarter ended June 30, 2019, revenue producing sites increased to 668 sites, as compared to 634 revenue producing sites gained during the second quarter of 2018, a 5.4 percent increase.

During the six months ended June 30, 2019, revenue producing sites increased by 1,239 sites, as compared to an increase of 1,250 revenue producing sites during the six months ended June 30, 2018.

Same Community(2) Results

For the 345 communities owned and operated by the Company since January 1, 2018, NOI(1) for the quarter ended June 30, 2019, increased 7.2 percent over the same period in 2018, as a result of a 6.4 percent increase in revenues and a 4.7 percent increase in operating expenses. Same Community occupancy(3) increased to 98.2 percent at June 30, 2019 from 96.2 percent at June 30, 2018.

For the six months ended June 30, 2019, total revenues increased by 6.2 percent while total expenses increased by 3.9 percent, resulting in an increase to NOI(1) of 7.2 percent over the six months ended June 30, 2018.

Home Sales

During the quarter ended June 30, 2019, the Company sold 927 homes as compared to 943 homes sold during the same period in 2018. Rental home sales, which are included in total home sales, were 332 in 2019, an increase of 20.7 percent over the 275 sold during 2018.

During the six months ended June 30, 2019, 1,725 homes were sold compared to 1,780 for the same period in 2018. Rental home sales, which are included in total home sales, were 542 in 2019, an increase of 6.5 percent over the 509 sold during 2018.

PORTFOLIO ACTIVITY

Acquisitions

During the quarter ended June 30, 2019, the Company acquired a 309 site RV resort in Sevierville, Tennessee for a purchase price of $23.0 million and an RV resort located in Strafford, New Hampshire for a purchase price of $2.7 million.

Subsequent to the quarter ended June 30, 2019, the Company acquired a RV resort located in Ponchatoula, Louisiana with 202 developed sites and 69 expansion sites for a purchase price of $23.5 million.

Ground-up Development

During the quarter ended June 30, 2019, the Company opened 281 sites of the ground-up development, Carolina Pines RV Resort in Myrtle Beach, South Carolina. The remaining phases of 565 sites for 846 total developed sites are expected to be completed in 2019 and 2020.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

As of June 30, 2019, the Company had $3.1 billion of debt outstanding. The weighted average interest rate was 4.4 percent and the weighted average maturity was 9.9 years. The Company had $28.7 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.2 times.

During the quarter, the Company amended and restated its credit agreement with Citibank, N.A. and certain other lenders. Pursuant to the agreement, the Company can borrow up to $750.0 million under the senior credit facility comprised of a $650.0 million revolving loan, with the ability to use up to $100.0 million for advances in Australian dollars, and a $100.0 million term loan. As of June 30, 2019 the Company has not drawn any funds on the term loan.

Equity Transactions

During the quarter ended June 30, 2019, the Company closed an underwritten registered public offering of 3,737,500 shares of common stock. Proceeds from the offering were $452.1 million after deducting expenses related to the offering. The Company used the net proceeds of this offering to repay borrowings under the revolving loan under its senior credit facility.

GUIDANCE 2019

The Company is revising its 2019 guidance for the following metrics:

	Previous Range FY 2019E	Revised Range FY 2019E	3Q 2019E
Net Income per fully diluted share	$1.61 - $1.71	$1.81 - $1.87	$0.66 - $0.69
Core FFO (1) per fully diluted share	$4.80 - $4.88	$4.84 - $4.90	$1.43 - $1.46

Same Community(2) Portfolio
Number of communities: 345

2019E Change %
Income from real property	6.0% - 6.2%
Total property operating expenses	4.1% - 4.7%
Net operating income (1)	6.6% - 7.2%

Guidance estimates include acquisitions completed through the date of this release and exclude any prospective acquisitions and capital markets activity.

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter operating results will be held on Thursday, July 25, 2019 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through August 8, 2019 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13691366. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of June 30, 2019, owned, operated, or had an interest in a portfolio of 382 communities comprising over 133,000 developed sites in 31 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

2nd Quarter 2019 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of June 30, 2019)

4,972
226
1,078
475
588
28,475
2,137
1,916
724
671
149
413
324
562
7,931
2,446
2,150
3,608
2,920
1,521
2,916
1,207
1,381
976
1,084
5,659
698
671
869
8,690
1,140
44,572

Number of Sites: **133,149**

Headquarters

2nd Quarter 2019 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	6/30/2019	12/31/2018
ASSETS
Land	$1,286,952	$1,201,945
Land improvements and buildings	6,026,193	5,586,250
Rental homes and improvements	599,150	571,661
Furniture, fixtures and equipment	215,610	201,090
Investment property	8,127,905	7,560,946
Accumulated depreciation	(1,560,061)	(1,442,630)
Investment property, net	6,567,844	6,118,316
Cash and cash equivalents	28,704	50,311
Marketable securities	53,553	49,037
Inventory of manufactured homes	55,869	49,199
Notes and other receivables, net	164,303	160,077
Collateralized receivables, net (4)	97,658	106,924
Other assets, net	254,153	176,162
TOTAL ASSETS	$7,222,084	$6,710,026
LIABILITIES
Mortgage loans payable	$2,863,485	$2,815,957
Secured borrowings on collateralized receivables (4)	98,299	107,731
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,277
Preferred OP units - mandatorily redeemable	34,663	37,338
Lines of credit (5)	76,079	128,000
Distributions payable	69,719	63,249
Advanced reservation deposits and rent	160,527	133,698
Other liabilities	204,167	157,862
TOTAL LIABILITIES	3,542,188	3,479,112
Commitments and contingencies
Series A-4 preferred stock	31,402	31,739
Series A-4 preferred OP units	9,590	9,877
Series D preferred OP units	51,462	—
Equity Interests - NG Sun LLC	22,099	21,976
STOCKHOLDERS' EQUITY
Common stock	907	864
Additional paid-in capital	4,851,323	4,398,949
Accumulated other comprehensive loss	(1,184)	(4,504)
Distributions in excess of accumulated earnings	(1,343,792)	(1,288,486)
Total Sun Communities, Inc. stockholders' equity	3,507,254	3,106,823
Noncontrolling interests
Common and preferred OP units	50,880	53,354
Consolidated variable interest entities	7,209	7,145
Total noncontrolling interests	58,089	60,499
TOTAL STOCKHOLDERS' EQUITY	3,565,343	3,167,322
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$7,222,084	$6,710,026

2nd Quarter 2019 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30, 2019	June 30, 2018	Change	% Change	June 30, 2019	June 30, 2018	Change	% Change
REVENUES
Income from real property (excluding transient revenue)	$195,503	$177,080	$18,423	10.4%	$386,067	$352,290	$33,777	9.6%
Transient revenue	30,596	21,590	9,006	41.7%	56,811	43,591	13,220	30.3%
Revenue from home sales	47,242	41,217	6,025	14.6%	86,860	76,117	10,743	14.1%
Rental home revenue	14,412	13,348	1,064	8.0%	28,383	26,368	2,015	7.6%
Ancillary revenue	17,265	12,031	5,234	43.5%	25,747	18,599	7,148	38.4%
Interest income	4,919	5,277	(358)	(6.8)%	9,719	10,593	(874)	(8.3)%
Brokerage commissions and other revenues, net	2,508	891	1,617	181.5%	6,188	1,851	4,337	234.3%
Total Revenues	312,445	271,434	41,011	15.1%	599,775	529,409	70,366	13.3%
EXPENSES
Property operating and maintenance	65,888	58,691	7,197	12.3%	123,797	110,321	13,476	12.2%
Real estate taxes	15,726	14,076	1,650	11.7%	31,056	27,912	3,144	11.3%
Cost of home sales	34,435	30,932	3,503	11.3%	63,712	57,503	6,209	10.8%
Rental home operating and maintenance	5,091	5,315	(224)	(4.2)%	9,879	10,542	(663)	(6.3)%
Ancillary expenses	12,480	8,241	4,239	51.4%	19,581	13,624	5,957	43.7%
Home selling expenses	3,626	3,986	(360)	(9.0)%	6,950	7,276	(326)	(4.5)%
General and administrative	23,697	21,452	2,245	10.5%	45,584	41,209	4,375	10.6%
Catastrophic weather related charges, net	179	53	126	237.7%	961	(2,160)	3,121	(144.5)%
Depreciation and amortization	76,153	67,773	8,380	12.4%	152,709	134,210	18,499	13.8%
Loss on extinguishment of debt	70	1,522	(1,452)	(95.4)%	723	1,718	(995)	(57.9)%
Interest expense	33,661	32,260	1,401	4.3%	67,675	63,398	4,277	6.7%
Interest on mandatorily redeemable preferred OP units / equity	1,181	790	391	49.5%	2,275	1,409	866	61.5%
Total Expenses	272,187	245,091	27,096	11.1%	524,902	466,962	57,940	12.4%
Income Before Other Items	40,258	26,343	13,915	52.8%	74,873	62,447	12,426	19.9%
Remeasurement of marketable securities	3,620	—	3,620	N/A	3,887	—	3,887	N/A
Other income / (expense), net (6)	1,021	(1,828)	2,849	155.9%	2,919	(4,445)	7,364	(165.7)%
Income / (loss) from nonconsolidated affiliates	393	(8)	401	5,012.5%	737	(67)	804	(1,200.0)%
Current tax expense	(272)	(225)	(47)	(20.9)%	(486)	(399)	(87)	21.8%
Deferred tax benefit / (expense)	96	(112)	208	(185.7)%	313	235	78	33.2%
Net Income	45,116	24,170	20,946	86.7%	82,243	57,771	24,472	42.4%
Less: Preferred return to preferred OP units / equity	(1,718)	(1,103)	(615)	55.8%	(3,041)	(2,183)	(858)	39.3%
Less: Amounts attributable to noncontrolling interests	(2,585)	(2,227)	(358)	16.1%	(3,626)	(4,321)	695	(16.1)%
Net Income Attributable to Sun Communities, Inc.	40,813	20,840	19,973	95.8%	75,576	51,267	24,309	47.4%
Less: Preferred stock distribution	(428)	(432)	4	(0.9)%	(860)	(873)	13	(1.5)%
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$40,385	$20,408	$19,977	97.9%	$74,716	$50,394	$24,322	48.3%

Weighted average common shares outstanding
Basic	87,130	79,612	7,518	9.4%	86,325	79,233	7,092	9.0%
Diluted	87,564	80,116	7,448	9.3%	86,770	79,905	6,865	8.6%
Earnings per share:
Basic	$0.46	$0.25	$0.21	84.0%	$0.86	$0.63	$0.23	36.5%
Diluted	$0.46	$0.25	$0.21	84.0%	$0.86	$0.63	$0.23	36.5%

2nd Quarter 2019 Supplemental Information     4          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of June 30, 2019

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Non-convertible securities
Common shares	90,667	N/A	N/A	N/A	$3.00^

Convertible securities
Series A-1 preferred OP units	324	2.4390	790	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	406	0.4444	180	$25	6.5%
Series C preferred OP units	314	1.1100	349	$100	4.5%
Series D preferred OP units	489	0.8000	391	$100	3.8%
Common OP units	2,289	1.0000	2,289	N/A	Mirrors common shares distributions
Series A-4 preferred stock	1,052	0.4444	468	$25	6.5%
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of June 30, 2019

Equity	Shares	Share Price*	Total
Common shares	90,667	$128.19	$11,622,603
Common OP units	2,289	$128.19	293,427
Subtotal	92,956		$11,916,030

Series A-1 preferred OP units	790	$128.19	101,270
Series A-3 preferred OP units	74	$128.19	9,486
Series A-4 preferred OP units	180	$128.19	23,074
Series C preferred OP units	349	$128.19	44,738
Series D preferred OP units	391	$128.19	50,122
Total diluted shares outstanding	94,740		$12,144,720

Debt
Mortgage loans payable			$2,863,485
Secured borrowings (4)			98,299
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit (5)			76,079
Total debt			$3,107,775

Preferred
Series A-4 preferred stock	1,052	$25.00	$26,300
Total Capitalization			$15,278,795

2nd Quarter 2019 Supplemental Information     5          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

2nd Quarter 2019 Supplemental Information     6          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO
(amounts in thousands except for per share data)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income attributable to Sun Communities, Inc. common stockholders	$40,385	$20,408	$74,716	$50,394
Adjustments
Depreciation and amortization	76,294	67,977	153,006	134,623
Remeasurement of marketable securities	(3,620)	—	(3,887)	—
Amounts attributable to noncontrolling interests	2,158	2,089	2,881	3,978
Preferred return to preferred OP units	537	552	1,064	1,105
Preferred distribution to Series A-4 preferred stock	428	432	860	873
Gain on disposition of assets, net	(8,070)	(5,835)	(13,749)	(10,374)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$108,112	$85,623	$214,891	$180,599
Adjustments
Other acquisition related costs (8)	366	301	526	436
Loss on extinguishment of debt	70	1,522	723	1,718
Catastrophic weather related charges, net	194	53	976	(2,160)
Loss of earnings - catastrophic weather related (9)	377	325	377	650
Other (income) / expense (6)	(1,021)	1,828	(2,919)	4,445
Debt premium write-off	—	(209)	—	(991)
Ground lease intangible write-off	—	817	—	817
Deferred tax (benefit) / expense	(96)	112	(313)	(235)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$108,002	$90,372	$214,261	$185,279

Weighted average common shares outstanding - basic	87,130	79,612	86,325	79,233
Add
Common stock issuable upon conversion of stock options	1	2	1	2
Restricted stock	433	502	444	670
Common OP units	2,487	2,735	2,605	2,738
Common stock issuable upon conversion of Series A-4 preferred stock	467	472	467	472
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	793	825	798	831
Weighted average common shares outstanding - fully diluted	91,386	84,223	90,715	84,021

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.18	$1.02	$2.37	$2.15
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.18	$1.07	$2.36	$2.21

2nd Quarter 2019 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income attributable to Sun Communities, Inc., common stockholders	$40,385	$20,408	$74,716	$50,394
Adjustments
Interest expense	34,842	33,050	69,950	64,807
Loss on extinguishment of debt	70	1,522	723	1,718
Current tax expense	272	225	486	399
Deferred tax (benefit) / expense	(96)	112	(313)	(235)
(Income) / loss from nonconsolidated affiliates	(393)	8	(737)	67
Depreciation and amortization	76,153	67,773	152,709	134,210
Gain on disposition of assets, net	(8,070)	(5,835)	(13,749)	(10,374)
EBITDAre (1)	$143,163	$117,263	$283,785	$240,986
Adjustments
Remeasurement of marketable securities	(3,620)	—	(3,887)	—
Other (income) / expense, net (6)	(1,021)	1,828	(2,919)	4,445
Catastrophic weather related charges, net	179	53	961	(2,160)
Preferred return to preferred OP units / equity	1,718	1,103	3,041	2,183
Amounts attributable to noncontrolling interests	2,585	2,227	3,626	4,321
Preferred stock distribution	428	432	860	873
Plus: Gain on dispositions of assets, net	8,070	5,835	13,749	10,374
Recurring EBITDA (1)	$151,502	$128,741	$299,216	$261,022

2nd Quarter 2019 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income attributable to Sun Communities, Inc., common stockholders	$40,385	$20,408	$74,716	$50,394
Other revenues	(7,427)	(6,168)	(15,907)	(12,444)
Home selling expenses	3,626	3,986	6,950	7,276
General and administrative	23,697	21,452	45,584	41,209
Catastrophic weather related charges, net	179	53	961	(2,160)
Depreciation and amortization	76,153	67,773	152,709	134,210
Loss on extinguishment of debt	70	1,522	723	1,718
Interest expense	34,842	33,050	69,950	64,807
Remeasurement of marketable securities	(3,620)	—	(3,887)	—
Other (income) / expense, net (6)	(1,021)	1,828	(2,919)	4,445
(Income) / loss from nonconsolidated affiliates	(393)	8	(737)	67
Current tax expense	272	225	486	399
Deferred tax (benefit) / expense	(96)	112	(313)	(235)
Preferred return to preferred OP units / equity	1,718	1,103	3,041	2,183
Amounts attributable to noncontrolling interests	2,585	2,227	3,626	4,321
Preferred stock distribution	428	432	860	873
NOI(1) / Gross Profit	$171,398	$148,011	$335,843	$297,063

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Real Property NOI (1)	$144,485	$125,903	$288,025	$257,648
Rental Program NOI (1)	26,499	24,572	52,560	48,674
Home Sales NOI (1) / Gross Profit	12,807	10,285	23,148	18,614
Ancillary NOI (1) / Gross Profit	4,785	3,790	6,166	4,975
Site rent from Rental Program (included in Real Property NOI) (1)(10)	(17,178)	(16,539)	(34,056)	(32,848)
NOI (1) / Gross profit	$171,398	$148,011	$335,843	$297,063

2nd Quarter 2019 Supplemental Information     9          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

2nd Quarter 2019 Supplemental Information     10          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Financial Information
Total revenues	$312,445	$287,330	$274,004	$323,538	$271,426
Net income	$45,116	$37,127	$10,672	$51,715	$24,170
Net income attributable to Sun Communities Inc.	$40,385	$34,331	$9,039	$46,060	$20,408
Earnings per share basic*	$0.46	$0.40	$0.11	$0.56	$0.25
Earnings per share diluted*	$0.46	$0.40	$0.11	$0.56	$0.25

Cash distributions declared per common share*	$0.75	$0.75	$0.71	$0.71	$0.71

Recurring EBITDA (1)	$151,502	$147,714	$133,335	$158,129	$128,741
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$108,112	$106,779	$88,562	$117,018	$85,623
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$108,002	$106,259	$92,695	$116,959	$90,372
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.18	$1.19	$0.98	$1.35	$1.02
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.18	$1.18	$1.03	$1.35	$1.07

Balance Sheet
Total assets	$7,222,084	$7,098,662	$6,710,026	$6,653,726	$6,492,348
Total debt	$3,107,775	$3,448,117	$3,124,303	$3,004,929	$3,364,081
Total liabilities	$3,542,188	$3,846,325	$3,479,112	$3,367,285	$3,736,621

	Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Operating Information*
New home sales	139	125	140	146	134
Pre-owned home sales	788	673	738	825	809
Total homes sold	927	798	878	971	943

Communities	382	379	371	370	367

Developed sites	112,564	112,175	108,963	108,142	107,192
Transient RV sites	20,585	20,173	19,491	19,432	19,007
Total sites	133,149	132,348	128,454	127,574	126,199

MH occupancy	95.7%	95.4%	95.0%	94.9%	95.0%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.6%	96.4%	96.1%	96.1%	96.1%

2nd Quarter 2019 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
DEBT OUTSTANDING
Mortgage loans payable	$2,863,485	$2,879,017	$2,815,957	$2,819,225	$2,636,847
Secured borrowings on collateralized receivables (4)	98,299	102,676	107,731	113,089	118,242
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,277	35,277	35,277
Preferred OP units - mandatorily redeemable	34,663	34,663	37,338	37,338	37,338
Lines of credit (5)	76,079	396,512	128,000	—	536,377
Total debt	$3,107,775	$3,448,117	$3,124,303	$3,004,929	$3,364,081

% FIXED/FLOATING
Fixed	97.6%	88.5%	95.9%	100.0%	84.0%
Floating	2.4%	11.5%	4.1%	—%	16.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.24%	4.24%	4.22%	4.23%	4.27%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	6.50%	6.50%	6.61%	6.61%	6.61%
Lines of credit (5)	3.34%	3.73%	3.77%	—%	3.31%
Average before Secured borrowings (4)	4.27%	4.22%	4.25%	4.28%	4.15%
Secured borrowings on collateralized receivables (4)	9.93%	9.94%	9.94%	9.95%	9.96%
Total average	4.44%	4.39%	4.45%	4.40%	4.36%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	5.2	6.0	5.6	5.4	6.5
Net Debt / Enterprise Value	20.2%	24.1%	25.2%	24.1%	28.6%
Net Debt / Gross Assets	35.1%	39.8%	37.7%	35.9%	42.7%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	4.2	4.1	4.0	3.9	3.7
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.0	3.9	3.9	3.8	3.6

MATURITIES / PRINCIPAL AMORTIZATION NEXT FIVE YEARS	Remaining 2019	2020	2021	2022	2023
Mortgage loans payable:
Maturities	$—	$58,078	$270,680	$82,155	$307,465
Weighted average rate of maturities	—%	5.92%	5.53%	4.46%	4.17%
Principal amortization	29,618	59,931	59,173	57,182	53,829
Secured borrowings on collateralized receivables (4)	2,514	5,383	5,778	5,972	5,979
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	35,249	—
Lines of credit (5)	—	5,079	—	—	71,000
Total	$32,132	$128,471	$335,631	$180,558	$438,273

2nd Quarter 2019 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended				Six Months Ended
	June 30, 2019	June 30, 2018	Change	% Change	June 30, 2019	June 30, 2018	Change	% Change
Financial Information
Income from real property(11)	$196,305	$184,532	$11,773	6.4%	$395,389	$372,358	$23,031	6.2%

Property operating expenses
Payroll and benefits	18,673	17,609	1,064	6.0%	35,094	33,143	1,951	5.9%
Legal, taxes & insurance	2,131	2,047	84	4.1%	4,322	4,518	(196)	(4.3)%
Utilities (11)	13,244	13,325	(81)	(0.6)%	27,678	27,788	(110)	(0.4)%
Supplies and repair (12)	8,472	7,739	733	9.5%	14,191	12,898	1,293	10.0%
Other	5,411	5,402	9	0.2%	9,866	10,090	(224)	(2.2)%
Real estate taxes	14,896	13,896	1,000	7.2%	29,486	27,662	1,824	6.6%
Total property operating expenses	62,827	60,018	2,809	4.7%	120,637	116,099	4,538	3.9%
Real Property NOI(1)	$133,478	$124,514	$8,964	7.2%	$274,752	$256,259	$18,493	7.2%

	As of
	June 30, 2019	June 30, 2018	Change	% Change
Other Information
Number of properties	345

MH occupancy (3)	97.7%
RV occupancy (3)	100.0%
MH & RV blended occupancy % (3)	98.2%	96.2%	2.0%

Sites available for development	7,237	7,463	(226)	(3.0)%

Monthly base rent per site - MH	$568	$545	$23	4.2%	(14)
Monthly base rent per site - RV (13)	$473	$445	$28	6.3%	(14)
Monthly base rent per site - Total (13)	$547	$523	$24	4.5%	(14)

2nd Quarter 2019 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Six Months Ended
Financial Information	June 30, 2019	June 30, 2018	Change	% Change	June 30, 2019	June 30, 2018	Change	% Change
New homes
New home sales	$16,704	$14,652	$2,052	14.0%	$32,085	$26,545	$5,540	20.9%
New home cost of sales	14,833	12,712	2,121	16.7%	27,979	22,909	5,070	22.1%
NOI / Gross Profit (1) - new homes	1,871	1,940	(69)	(3.6)%	4,106	3,636	470	12.9%
Gross margin % – new homes	11.2%	13.2%	(2.0)%		12.8%	13.7%	(0.9)%
Average selling price – new homes*	$120,173	$109,343	$10,830	9.9%	$121,534	$110,604	$10,930	9.9%

Pre-owned homes
Pre-owned home sales	30,538	26,565	3,973	15.0%	54,775	49,572	5,203	10.5%
Pre-owned home cost of sales	19,602	18,220	1,382	7.6%	35,733	34,594	1,139	3.3%
NOI / Gross Profit (1) - pre-owned homes	10,936	8,345	2,591	31.0%	19,042	14,978	4,064	27.1%
Gross margin % – pre-owned homes	35.8%	31.4%	4.4%		34.8%	30.2%	4.6%
Average selling price – pre-owned homes*	$38,754	$32,837	$5,917	18.0%	$37,491	$32,190	$5,301	16.5%

Revenue from home sales	47,242	41,217	6,025	14.6%	86,860	76,117	10,743	14.1%
Cost of home sales	34,435	30,932	3,503	11.3%	63,712	57,503	6,209	10.8%
NOI / Gross Profit (1) - home sales	$12,807	$10,285	$2,522	24.5%	$23,148	$18,614	$4,534	24.4%

Statistical Information
New home sales volume*	139	134	5	3.7%	264	240	24	10.0%
Pre-owned home sales volume*	788	809	(21)	(2.6)%	1,461	1,540	(79)	(5.1)%
Total homes sold*	927	943	(16)	(1.7)%	1,725	1,780	(55)	(3.1)%

2nd Quarter 2019 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Six Months Ended
Financial Information	June 30, 2019	June 30, 2018	Change	% Change	June 30, 2019	June 30, 2018	Change	% Change
Revenues
Rental home revenue	$14,412	$13,348	$1,064	8.0%	$28,383	$26,368	$2,015	7.6%
Site rent from rental program	17,178	16,539	639	3.9%	34,056	32,848	1,208	3.7%
Rental program revenue	31,590	29,887	1,703	5.7%	62,439	59,216	3,223	5.4%

Expenses
Repairs and refurbishment	2,803	2,207	596	27.0%	5,107	4,521	586	13.0%
Taxes and insurance	1,827	1,569	258	16.4%	3,691	3,115	576	18.5%
Other	461	1,539	(1,078)	(70.0)%	1,081	2,906	(1,825)	(62.8)%
Rental program operating and maintenance	5,091	5,315	(224)	(4.2)%	9,879	10,542	(663)	(6.3)%
Rental Program NOI(1)	$26,499	$24,572	$1,927	7.8%	$52,560	$48,674	$3,886	8.0%

	As of
Other Information	June 30, 2019	June 30, 2018	Change	% Change
Number of occupied rental homes, end of period*	11,230	11,072	158	1.4%
Investment in occupied rental homes, end of period	$561,219	$514,756	$46,463	9.0%
Number of sold rental homes (YTD)*	542	509	33	6.5%
Weighted average monthly rental rate, end of period*	$975	$927	$48	5.2%

2nd Quarter 2019 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (15)
(amounts in thousands except for statistical data)

	Three Months Ended	Six Months Ended
Financial Information	June 30, 2019	June 30, 2019
Revenues
Income from real property	$21,262	$30,513

Property and operating expenses
Payroll and benefits	3,424	5,874
Legal, taxes & insurance	233	426
Utilities(11)	1,874	3,424
Supplies and repair	1,257	1,892
Other	2,637	4,054
Real estate taxes	830	1,570
Property operating expenses	10,255	17,240
Net operating income (NOI) (1)	$11,007	$13,273

		As of June 30, 2019
Other Information
Number of properties		37
Occupied sites		3,786
Developed sites		3,991
Occupancy %		94.9%
Transient sites		5,805

2nd Quarter 2019 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
FLORIDA
Communities	125	125	124	124	124
Developed sites (16)	38,879	38,878	37,874	37,879	37,723
Occupied (16)	37,944	37,932	36,868	36,822	36,602
Occupancy % (16)	97.6%	97.6%	97.3%	97.2%	97.0%
Sites for development	1,707	1,754	1,684	1,494	1,335
MICHIGAN
Communities	72	72	70	70	69
Developed sites (16)	27,891	27,777	26,504	26,116	26,039
Occupied (16)	26,591	26,430	25,075	24,830	24,709
Occupancy % (16)	95.3%	95.2%	94.6%	95.1%	94.9%
Sites for development	1,115	1,202	1,202	1,533	1,668
TEXAS
Communities	23	23	23	23	23
Developed sites (16)	6,997	6,953	6,922	6,905	6,622
Occupied (16)	6,683	6,529	6,428	6,301	6,251
Occupancy % (16)	95.5%	93.9%	92.9%	91.3%	94.4%
Sites for development	1,100	1,107	1,121	907	1,168
CALIFORNIA
Communities	31	31	30	30	29
Developed sites (16)	5,946	5,949	5,941	5,932	5,694
Occupied (16)	5,896	5,902	5,897	5,881	5,647
Occupancy % (16)	99.2%	99.2%	99.3%	99.1%	99.2%
Sites for development	56	56	56	59	177
ARIZONA
Communities	13	13	12	11	11
Developed sites (16)	4,235	4,238	3,836	3,826	3,804
Occupied (16)	3,842	3,830	3,545	3,515	3,485
Occupancy % (16)	90.7%	90.4%	92.4%	91.9%	91.6%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (16)	3,929	3,832	3,845	3,832	3,752
Occupied (16)	3,929	3,832	3,845	3,832	3,752
Occupancy % (16)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,675	1,675	1,682	1,662	1,662
INDIANA
Communities	11	11	11	11	11
Developed sites (16)	3,089	3,089	3,089	3,089	3,089
Occupied (16)	2,849	2,823	2,772	2,778	2,791
Occupancy % (16)	92.2%	91.4%	89.7%	89.9%	90.4%
Sites for development	277	277	277	277	277
OHIO
Communities	9	9	9	9	9
Developed sites (16)	2,770	2,770	2,770	2,770	2,767
Occupied (16)	2,705	2,704	2,693	2,694	2,698
Occupancy % (16)	97.7%	97.6%	97.2%	97.3%	97.5%
Sites for development	59	59	59	59	59

2nd Quarter 2019 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	6/30/2019		3/31/2019	12/31/2018	9/30/2018	6/30/2018
COLORADO
Communities	8		8	8	8	8
Developed sites (16)	2,335		2,335	2,335	2,335	2,335
Occupied (16)	2,323		2,323	2,320	2,313	2,319
Occupancy % (16)	99.5%		99.5%	99.4%	99.1%	99.3%
Sites for development	2,129		2,129	2,129	2,129	1,819
OTHER STATES
Communities	75		72	69	69	68
Developed sites (16)	16,493		16,354	15,847	15,458	15,367
Occupied (16)	16,026		15,826	15,323	14,932	14,786
Occupancy % (16)	97.2%		96.8%	96.7%	96.6%	96.2%
Sites for development	2,705		2,987	3,048	3,195	3,233
TOTAL - PORTFOLIO
Communities	382		379	371	370	367
Developed sites (16)	112,564		112,175	108,963	108,142	107,192
Occupied (16)	108,788		108,131	104,766	103,898	103,040
Occupancy % (16)	96.6%	(17)	96.4%	96.1%	96.1%	96.1%
Sites for development (18)	10,823		11,246	11,258	11,315	11,398
% Communities age restricted	31.4%		31.7%	32.1%	32.2%	32.2%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,693		5,650	5,917	5,786	5,942
California	1,985		1,975	1,765	1,774	1,377
Texas	1,693		1,717	1,752	1,758	1,776
Arizona	1,424		1,421	1,423	1,057	1,079
Maryland	1,380		1,375	1,381	1,386	1,386
Ontario, Canada	1,043		1,131	1,046	1,056	1,133
New York	935		929	925	910	928
New Jersey	875		906	884	893	906
Maine	848		857	572	578	591
Michigan	584		611	576	629	350
Indiana	519		519	519	519	519
Other locations	3,606		3,082	2,731	3,086	3,020
Total transient RV sites	20,585		20,173	19,491	19,432	19,007

2nd Quarter 2019 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (19)	Lot Modifications (20)	Acquisitions (21)	Expansion & Development (22)	Revenue Producing (23)
YTD 2019	$111	$11,061	$11,825	$371,096	$123,393	$5,647
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990

2nd Quarter 2019 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	873	360	127	161	697
Michigan	295	279	28	690	84
Ontario, Canada	414	84	11	10	89
Texas	141	255	22	179	38
Arizona	45	33	21	5	98
Indiana	24	77	2	144	10
Ohio	61	12	—	73	5
California	38	(1)	12	2	29
Colorado	1	3	7	35	24
Other locations	597	137	34	162	56
Six Months Ended June 30, 2019	2,489	1,239	264	1,461	1,130

TOTAL FOR YEAR ENDED	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2018	3,435	2,600	526	3,103	2,147
2017	2,739	2,406	362	2,920	2,006

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2019 (TTM)	2.6%	7.2%
2018	2.4%	7.2%
2017	1.9%	6.6%

2nd Quarter 2019 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).

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The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2019 actual exchange rates.
(3) The Same Community occupancy percentage for 2019 is derived from 106,929 developed sites, of which 105,002 were occupied. The number of developed sites excludes RV transient sites and approximately 1,600 recently completed but vacant MH expansion sites. Without the adjustment for vacant expansion sites, the Same Community occupancy percentage is 95.8 percent for MH, 100.0 percent for RV, and 96.7 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 108,573 developed sites, of which 105,002 were occupied. The Same Community occupancy percentage for 2018 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(6)    Other income / (expense), net was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Foreign currency translation gain / (loss)	$1,126	$(1,663)	$3,095	$(4,187)
Contingent liability remeasurement loss	(63)	(95)	(134)	(188)
Long term lease termination expense	(42)	(70)	(42)	(70)
Other income / (expense), net	$1,021	$(1,828)	$2,919	$(4,445)
(7) The effect of certain anti-dilutive convertible securities is excluded from these items.
(8) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(9)
Core FFO(1) includes an adjustment of $0.4 million for the three and six months ended June 30, 2019 and $0.3 million and $0.7 million for the three and six months ended June 30, 2018 for estimated loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities that require redevelopment due to damages sustained from Hurricane Irma in September 2017, as previously announced. Amounts recognized in 2018 were received in 2019.

(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11) Same Community results net $8.5 million and $7.8 million of utility revenue against the related utility expense in property operating and maintenance expense for the quarter ended June 30, 2019 and 2018, respectively. Same Community results net $16.9 million and $15.7 million of utility revenue against the related utility expense in property operating and maintenance expense for the six months ended June 30, 2019 and 2018, respectively. The Company adopted ASC 842, the new leasing standard, as of January 1, 2019 which required the reclassification of bad debt expense from Property operating expense to Income from real property. To assist with comparability within Same Community results, bad debt expense has been reclassified to be shown as a reduction of Income from real property for all periods presented.
(12) Same Community supplies and repair expense excludes $0.6 million and $1.5 million for the three and six months ended June 30, 2018, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(13) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(14) Calculated using actual results without rounding.
(15) Acquisitions and other is comprised of eight properties acquired and one property being operated under a temporary use permit in 2019, twenty properties acquired in 2018, three Florida Keys properties that require redevelopment as a result of damage sustained

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from Hurricane Irma in 2017, two recently opened ground-up development, one property undergoing redevelopment, two properties that we have an interest in, but do not operate, and other miscellaneous transactions and activity.
(16) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(17) As of June 30, 2019, total portfolio MH occupancy was 95.7 percent inclusive of the impact of approximately 1,600 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(18) Total sites for development were comprised of approximately 73.6 percent for expansion, 21.6 percent for greenfield development and 4.8 percent for redevelopment.
(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the six months ended June 30, 2019 include $15.7 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2018 and 2017, these costs were $94.6 million and $84.0 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(24) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

2nd Quarter 2019 Supplemental Information     23          Sun Communities, Inc.